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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Borden Chemical, Inc. on Form S-1 of our report dated March 19, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's adoption in 2002 of Statement of Financial Accounting Standard No. 142), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 19, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP Columbus, Ohio May 5, 2004

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INDEPENDENT AUDITORS' CONSENT